Manufacturing, Licensing
                                       And
                             Distribution Agreement

     THIS LICENSE AGREEMENT ("Agreement") is made this 26th day of March, 2000, by and between NVID International, Inc., a Florida corporation ("Licensor"), Innovative Medical Services, a California Corporation ("Licensee, Marketer and Distributor" or "Licensee") and ETI H20, Inc. Florida Corporation ("Manufacturer, Research & Development and Quality Control Supervisor" or "Manufacturer").

WHEREAS, Licensor holds all rights to the product known AXEN/AXENHOL AND ALL RELATED PRODUCTS or the "Licensed Product"), being patent pending products for the killing of bacterial and other biological contaminants as more particularly described in the attached Exhibit A: PATENT PENDING; and

WHEREAS, Licensor desires to license all marketing and distribution rights for the Licensed Products to the Licensee and all manufacturing rights to Manufacturer on the terms and conditions set forth herein.

THEREFORE, Licensor, Licensee and Manufacturer agree as follows:

1.   Prior written agreements
     1.1. It is hereby agreed to by the parties that this agreement supercedes all prior written agreements[*]. [*HANDWRITTEN INSERT OF `BETWEEN THE PARTIES HERETO ']

2.   Representations and Warranties of Licensee
3. As an inducement to, and to obtain the reliance of Licensor and Manufacturer, Licensee represents and warrants as follows:
     3.1. Organization, Good Standing, Power, Etc. Licensee (i) is a corporation duly organized, validly existing and in good standing under the law of the State of California; (ii) is qualified or authorized to do business as a foreign corporation and is in good standing in all jurisdictions in which qualification or authorization may be required; and (iii) has all requisite corporate power and authority, licenses and permits to own or lease and operate its properties and carry on its business as presently being conducted and to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

     3.2. Capitalization. The authorized capital stock of Licensee consists solely of 20,000,000 shares of Common Stock, no par value, (the "Licensee Common Stock"), of which, on the date hereof approx. 5 million shares are issued and outstanding and no shares are held in the treasury of Licensee. In addition the Company has 5,000,000 shares of Preferred Stock authorized, none of which are presently outstanding. All of such issued and outstanding shares of the Licensee Common Stock have been duly authorized and validly issued and are fully paid and non-assessable with no personal liability attaching to the ownership thereof and were not issued in violation of the preemptive or other rights of any person.

     3.3. Authorization of Agreement. This Agreement has been or will be at Closing duly and validly authorized, executed and delivered by Licensee.

     3.4. Compliance with Applicable Laws. The conduct by Licensee of their business does not violate or infringe on any domestic (federal, state or local) or foreign law, statute, ordinance or regulation now in effect, or, to the knowledge of Licensee proposed to be adopted, the enforcement of which would materially and adversely affect its business or the value of its properties or assets.

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     3.5. Exchange Act Filings and Financial Statements. Licensee has filed all reports required of it with the United States Securities and Exchange Commission (the SEC) pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the 1934 Act) including without limitation, registration statements, 10-KSB's, 10-QSB's, Form 8's, etc. for each of the annual, quarterly or other fiscal periods from the first to latest such filings since Licensee first so registered as a public company.

     3.6. Recognition of Licensor Trade Secrets.

        3.6.1. Licensee agrees that during the term of this Agreement, or following its termination and for all times thereafter, it will keep secret and confidential all Licensor Trade Secrets which it knows or may hereafter come to know as a result of the relationship established by this Agreement. The Licensor Trade Secrets shall not be disclosed by Licensee to third parties and shall be kept secret and confidential except (i) to the extent that the same have entered into the public domain by means other than improper actions by Licensee or (ii) to the extent that the disclosure thereof may be required pursuant to the order of any court or other governmental body.

        3.6.2. It is understood and recognized by Licensee that in the event of any violation by Licensee of the provisions above, Licensor's remedy at law will be adequate.

        3.6.3. Licensor, Licensee and Manufacturer shall cause their employees who shall have access to the Licensor, Manufacturer and Licensee Trade Secrets hereof, to sign appropriate Trade Secrecy Agreements in the form of Exhibit B annexed hereto and made a part hereof.

4. Representations And Warranties Of Licensor

As an inducement to, and to obtain the reliance of Licensee and Manufacturer, Licensor represents and warrants as follows:

     4.1. Organization, Good Standing, Power, Etc. Licensor (i) is a corporation duly organized, validly existing and in good standing under the laws of Delaware and (ii) has all requisite corporate power and authority, licenses, permits and franchises to own or lease and operate its properties and carry on its business as presently being conducted and to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

     4.2. Authorization of Agreement. This Agreement has been or will be at Closing duly and validly authorized, executed and delivered by Licensor.

     4.3. Material Contracts There has not occurred any default by Licensor or any event which with the lapse of time or the election of any person other than Licensor will become a default, except defaults, if any, which will not result in any material loss to or liability of Licensor.

     4.4. Permits, Licenses, Etc. Licensor has all permits, licenses, orders and approvals of federal, state, local or foreign governmental or regulatory bodies that are required in order to permit it to carry on their business as presently conducted.

     4.5. Compliance with Applicable Laws. The conduct by Licensor of its business does not violate or infringe upon any domestic (federal, state or local) or foreign law, statute, ordinance or regulation now in effect, or, to the knowledge of Licensor proposed to be adopted, the enforcement of which would materially and adversely affect its business or the value of its properties or assets.

     4.6. Litigation. There is no material claim, action, suit, proceeding, arbitration, investigation or inquiry pending before any federal, state, municipal, foreign or other court or governmental or administrative body or agency, or any private arbitration tribunal, or to the knowledge of Licensor threatened, against, relating to or

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          affecting Licensor or any of its properties or business, or the transactions contemplated by this Agreement; nor to the knowledge of Licensor is there any basis for any such material claim, action, suit, proceeding, arbitration, investigation or inquiry which may have any adverse effect upon the assets, properties or business of Licensor, or the transactions contemplated by this Agreement. Neither Licensor nor any officer, director, partner or employee of Licensor, has been permanently or temporarily enjoined by order, judgment or decree of any court or other tribunal or any agency from engaging in or continuing any conduct or practice in connection with the business engaged in by Licensor. There is not in existence at present any order, judgment or decree of any court or other tribunal or any agency enjoining or requiring Licensor to take any material action of any kind or to Licensor and its business, properties or assets are subject or bound. Licensor is not in default under any order, license, regulation or demand of any federal, state or municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court which would have a materially adverse impact upon Licensor's operations or affairs.

     4.7. Other Information. None of the information and documents which have been furnished or made available by LICENSOR, or any of its representatives to LICENSEE and MANUFACTURER or any of their representatives in connection with the transactions contemplated by this Agreement is materially false or misleading or contains any material misstatements of fact or omits any material fact necessary to be stated in order to make the statements therein not misleading.

     4.8. Covenant to Refrain from Trading in Licensee Securities. The Licensor, its executive officers and directors represent and warrant that since August 1, 1999 they have not engaged in trading of Licensee securities and until such time that Licensee has announced the Closing of this Agreement, the Licensor, its executive officers and directors will not engage in trading of Licensee securities.

     4.9. Authority to Grant a License. Pursuant to the Licensor as the holder of the patents for the Licensed Products and the knowledge and consent thereof, the Licensor has the right and authority to grant the license set forth in this Agreement to the Licensor.

     4.10. Compliance with Environmental Laws. Licensor has not caused or permitted its business, properties, or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process any Hazardous Substance (as such term is defined herein) except in compliance with all applicable laws, rules, regulations, orders, judgments, and decrees, and has not caused or permitted the Release of any Hazardous Substance on or off the site of any property of Licensor. The term `Hazardous Substance' shall mean any hazardous waste, as defined by 42 U.S.C. ' 6903(5), any hazardous substance, as defined by 42 U.S.C. ' 601(14), any pollutant or contaminant, as defined by 42 U.S.C. ' 9601(33), and all toxic substances, hazardous materials, or other chemical substances regulated by any other law, rule, or regulation. The term `Release' shall have the meaning set forth in 42 U.S.C. ' 9601(22).

     4.11. Licensor, Licensee and Manufacturer shall cause their employees who shall have access to the Licensor, Manufacturer and Licensee Trade Secrets hereof, to sign appropriate Trade Secrecy Agreements in the form of Exhibit B annexed hereto and made a part hereof.

5. Representations And Warranties Of Manufacturer

As an inducement to, and to obtain the reliance of Licensor and Licensee, Manufacturer represents and warrants as follows:

     5.1. Organization, Good Standing, Power, Etc. Licensee (i) is a corporation duly organized, validly existing and in good standing under the law of the State of Florida; (ii) is qualified or authorized to do business as a foreign corporation and is in good standing in all jurisdictions in which qualification or authorization may be required; and (iii) has all requisite corporate power and authority, licenses and permits to


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          own or lease and operate its properties and carry on its business as presently being conducted and to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

     5.2. Authorization of Agreement. This Agreement has been or will be at Closing duly and validly authorized, executed and delivered by Manufacturer.

     5.3. Compliance with Applicable Laws. The conduct by Manufacturer of their business does not violate or infringe on any domestic (federal, state or local) or foreign law, statute, ordinance or regulation now in effect, or, to the knowledge of Manufacturer proposed to be adopted, the enforcement of which would materially and adversely affect its business or the value of its properties or assets.
        5.3.1. Licensor, Licensee and Manufacturer shall cause their employees who shall have access to the Licensor, Manufacturer and Licensee Trade Secrets hereof, to sign appropriate Trade Secrecy Agreements in the form of Exhibit B annexed hereto and made a part hereof.

6. Responsibilities and Obligations of the Parties

     6.1. Responsibilities of the Licensor,
        6.1.1. Licensor will be responsible for processing, completing and obtaining the above referenced foreign and domestic patents.
        6.1.2. Licensor does hereby transfer any and all, sales leads, inquiries and pending agreements with any entity regarding AXEN or AXENOHL products formulations or uses.
        6.1.3. Licensor will be responsible for all cost associated with obtaining the above referenced patent.

     6.2. Responsibilities of the Licensee,
        6.2.1. Licensee will be responsible for sales and marketing of the Axenohl product line and associated cost including future studies and tests.

     6.3. Responsibilities of the Manufacturer,
        6.3.1. Manufacturer will be responsible for processing, and production of Axenohl.
        6.3.2. Manufacturer will be responsible for all supervision of all research, studies, data and quality control of the AXEN/AXENOHL product.

     6.4. Marketing And Distribution Licenses

     6.5. Sale of License for AXEN/AXENHOL AND ALL RELATED PRODUCTS. Subject to Closing of this Agreement as set forth below, Licensor grants to the Licensee a license to market and distribute AXEN/AXENHOL AND ALL RELATED PRODUCTS for all markets except as specifically listed and attached hereto as Exhibit "C". If Licensor cannot supply AXENOHL for any reason, IMS will have the right to manufacture AXEN/AXENHOL AND ALL RELATED PRODUCTS. IMS will bear the complete cost associated with manufacturing set-up/equipment (This does not include reasonable set-up expenses for ETI H20 to set-up the operation.) In such instance, ETI H20, Inc. will provide the manufacturing know-how to assist IMS in setting up a manufacturing operation for the AXEN/AXENHOL AND ALL RELATED PRODUCTS. Should IMS elect to set up manufacturing ETI H20, Inc. (if available) will have total supervision of quality control and manufacturing specifications. Compensation for this will be set at a cost per month ($5,000 per location or 1% of production, whichever is greater) plus reasonable expenses. This is not intended to limit IMS from the direct utilization of a product Blender or Manufacture to incorporate Axenohl into a finished product (i.e. Soaps, lotions, etc.)

7. Manufacturing License

     7.1. Sale of license to manufacture AXEN/AXENHOL FORMULATIONS. Subject to Closing of this Agreement as set forth below, Licensor and Licensee grant to the Manufacture a license to manufacture all AXEN/AXENHOL

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          formulations adhering strictly to specifications generated and provided by manufacture This license also grants total supervision rights of all testing and data generation to Manufacture so that quality control and security for the product remain intact. Mutual approval is required by ETI H2O and IMS to grant use of any confidential test data, regulatory approvals and certifications or government approvals to any and all third parties by NVID. It is specifically agreed to by NVID, IMS and ETI H2O that all past, present and future: tests, studies, approvals, certifications, marketing materials and confidential property of any kind or source are the property of IMS and ETI H2O.

     7.2. This Agreement acknowledges that ETI H20, Inc. will have a supervisor capacity over all R&D of the AXEN/AXENOHL product and product lines that are currently available as well as future products that may be developed. This is accomplished on a cost plus basis (min $3,000 per month plus expenses). ETI H20, Inc. will maintain overall data security for AXENOHL products currently in production and future products. Should circumstances prevent the inventor or staff of ETI from performing in this capacity, all secure data, i.e. formulations, exact manufacturing process, product secrets etc. will be passed to Licensee.

          7.2.1. ETI H20, Inc will be brought current on outstanding invoices for R&D/QC due as of 3-26-2000 in the amount of $57,000.

          7.2.2. The manufacture grants to IMS use of the Trademark name AXEN and AXENOHL

               7.2.2.1. Manufactured Price The term "Manufactured Price" as used in this agreement shall mean the actual cost for Manufacturer to produce AXEN/AXENHOL and any RELATED PRODUCTS per gallon as of the date produced.

          7.2.3. AXEN/AXENHOL AND ALL RELATED PRODUCTS Licensing Fee. Commencing one month after Licensee sells AXEN/AXENHOL AND ALL RELATED PRODUCTS in the Point of Use System Market or Healthcare market, Licensee shall pay a Licensing Fee of $70,000 payable at the rate of $10,000 per month for (7) seven consecutive months.

          7.2.4. AXEN/AXENHOL AND ALL RELATED PRODUCTS EPA Testing Payments. Licensee shall be responsible for the fees associated with EPA certification as provided by EPL-Bio-Analytical. Said fees for EPA Certification not to exceed $70,000.

               7.2.4.1. Fees Disbursement

                     7.2.4.1.1. AXEN/AXENHOL AND ALL RELATED PRODUCTS USDA
                         Research Agreement Payment. Within ten (10 days following the Closing of this Agreement, Licensee shall pay the U.S. Department of Agriculture, $29,500 for a one year research and testing agreement to determine if AXEN/AXENHOL AND ALL RELATED PRODUCTS may be approved for use in preparation and processing of food for human or animal consumption.

                      7.2.4.1.1.1. The parties do hereby agree that $29,500 has
                                   been paid for by IMS, and received by NVID.

               7.2.4.1.2. $20,000 will be paid to ETI H2O, Inc. upon closing of this Agreement as partial repayment of EPL-Bio-Analytical invoices paid for by ETI and submitted to NVID.

               7.2.4.1.3. The remaining balance of up to $50,000 shall be paid to EPL-Bio-Analytical at the rate of work actually performed monthly commencing ten (10) days following the closing, and shall not exceed the actual invoice cost of EPL-Bio-Analytical.

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                    7.2.4.1.3.1. The parties do hereby agree that $50,000 has
                              been paid for by IMS, and received by NVID and ETI


               7.2.4.1.4. Royalty. Subject to Closing of this Agreement as set forth below, the Licensee shall pay to Licensor, a royalty in the amount of fifteen percent (15%[*])[*HANDWRITTEN NOTE REPLACES 15% WITH 20%] of the actual manufactured price of AXEN/AXENHOL AND ALL RELATED PRODUCTS sold by or through the Licensee during a calendar quarter in the Point-of-Use Market. The Royalty shall be paid on or before the thirtieth
                    (30) day after the close of each calendar quarter for all AXEN/AXENHOL AND ALL RELATED PRODUCTS for which the Licensee has been paid during each calendar quarter adjusted solely for returned or credited product.

                    7.2.4.1.4.1. Licensee agrees to furnish Licensor with an
                          annual accounting setting forth the number of units sold in the prior year concurrently with the filing of it's form 10-SBK.

               7.2.4.2. Exclusive[*] License Fees. [*HANDWRITTEN STRIKEOUT OF
                    EXCLUSIVE] IMS will pay to NVID any up-front licensing fees generated by any third parties for rights to AXEN/AXENHOL AND ALL RELATED PRODUCTS that IMS may grant in the Food Processing Market[*] [*HANDWRITTEN STRIKEOUT OF `FOOD PROCESSING MARKET'][HANDWRITTEN INSERT OF `ALL MARKETS'] in the following manner: Year One: 15% of fee; Year Two 18.5% of fee, Year Three 20% of fee, Year Four and thereafter 20%[*]. [*HANDWRITTEN STRIKEOUT OF `FOLLOWING MANNER: YEAR
                    ONE: 15% OF FEE; YEAR TWO 18.5% OF FEE, YEAR THREE 20% OF FEE, YEAR FOUR AND THEREAFTER 20%'][ HANDWRITTEN INSERT OF `AMT OF 50% OF GROSS']

8. Closing

     8.1. Closing. The Closing of this Agreement is on date of execution of this agreement, (herein called the "Closing Date"). At the Closing, each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any agreements, resolutions, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

9. Special Covenants

     9.1. Due Diligence. The parties hereto shall have up to and including the date prior to Closing within which to complete their due diligence investigations on the other party and the transaction contemplated hereunder. In the event either party hereto decides, in its sole discretion, not to proceed with the Closing based on its due diligence investigation, it shall notify the other in writing of such decision and this Agreement shall terminate without obligation to the other party except as to the confidentiality provisions.

     9.2. Exchange of Information. Each party shall cooperate fully by exchanging information requested by the other party in a timely manner. Without in any manner reducing or otherwise mitigating the representations contained herein, each party and/or its attorneys shall have the opportunity to meet with the accountants and attorneys of the other party to discuss its respective legal and financial condition and this transaction. If this transaction is not completed, all documents received by each party and/or its attorney shall be returned to the other party and all such information so received shall be treated as confidential in accordance with Section x. ETI H20, Inc will maintain all the confidential data so the security of the product stay intact. Necessary data for marketing will be transferred freely to IMS.


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10. Conditions Precedent to Obligations of Parties

     10.1. Licensor's Closing Conditions. The obligations of Licensor hereunder are subject to fulfillment prior to or at the Closing of each of the following conditions:

          10.1.1. Representations and Warranties. The representations and warranties of Licensee made pursuant to Paragraph 1 above, shall be true and accurate in all material respects as of the Closing Date.

          10.1.2. Performance. Licensee shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

               10.1.2.1. Licensee will use reasonable commercial marketing efforts in Licensees representations of all markets covered in this agreement.

     10.1.3. Opinion of Licensee's Counsel. Licensee shall have delivered to Licensor an opinion of Licensee's counsel, Dennis Brovarone, Attorney at Law, dated the Closing Date to the effect that: (i) Licensee is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has all requisite power to carry on its business as now being conducted and to execute, deliver and perform this Agreement and to perform its obligations; (ii) Licensee is duly qualified to do business as a foreign corporation and is good standing in each jurisdiction in which the nature of the business conducted by it or the property owned, operated or leased by it makes such qualification necessary; (iii) this Agreement has been duly authorized by all necessary corporate action on the part of Licensee, has been duly executed and delivered by IMS and constitutes the legal, valid and binding obligation of Licensee enforceable in accordance with its terms except as enforceability thereof may be limited by the insolvency or other laws affecting the rights of creditors and the enforcement of remedies; (iv) Licensee has prepared and filed with the SEC all periodic reports required of it under the 1934 Act; (v) neither the execution, delivery and performance by Licensee of this Agreement, nor compliance by Licensee with the terms and provisions hereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or will constitute a default under, the Articles of Incorporation or Bylaws of Licensee or any agreement or instrument known to such counsel to which Licensee is a party or by which IMS or any of its properties or assets are bound;
          (vi) there are no actions, suits or proceedings pending or, to the knowledge of such counsel, threatened against Licensee before any court or administrative agency, which have, in the opinion of such counsel, if adversely decided, will have any material adverse effect on the business or financial condition of Licensee or which questions the validity of this Agreement. In rendering his opinion, counsel shall be allowed to rely on written representations of officers and directors of the Licensee as to factual matters without independent verification thereof.

          10.1.4. Current Status with Securities and Exchange Commission. Licensee shall have prepared and filed with the SEC all periodic reports required under the 1934 Act pursuant to Section 12(g) thereof.

          10.1.5. Due Diligence. Licensor shall have completed and be satisfied with its due diligence investigation of Licensee pursuant to Paragraph 9.1.

     10.2. Licensee's Closing Conditions. The obligations of Licensee hereunder are subject to fulfillment prior to or at the Closing of each of the following conditions:

          10.2.1. Representations and Warranties. The representations and warranties of Licensor made pursuant to paragraph 2 above, shall be true and accurate in all material respects as of the Closing Date.

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          10.2.2. No Adverse Changes. There shall not have been, since the date of the latest audited financial statements of Licensor, any materially adverse change in their financial condition, assets, liabilities or business.

          10.2.3. Opinion of Licensor's Counsel[*] [*HANDWRITTEN MARGIN NOTE OF `I CAN'T GIVE THIS OPINION'] Licensor shall have delivered to Licensee, an opinion of their counsel, Mr. Curt Creely, Attorney at Law, respectively, dated the Closing Date to the effect that:
               (i) Licensor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite power to carry on its business as now being conducted and to execute, deliver and perform this Agreement and to perform its obligations; (ii) Licensor is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the property owned, operated or leased by it makes such qualification necessary;
               (iii) this Agreement has been duly authorized by all necessary corporate action on the part of Licensor, has been duly executed and delivered by Licensor and constitutes the legal, valid and binding obligation of Licensor, enforceable in accordance with its terms except as enforceability thereof may be limited by the insolvency or other laws affecting the rights of creditors and the enforcement of remedies; (iv) neither the execution, delivery and performance by Licensor of this Agreement, nor compliance by Licensor with the terms and provisions hereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or will constitute a default under, the Articles of Incorporation or Bylaws of Licensor or any agreement or instrument known to such counsel to which Licensor is a party or by which Licensor or any of its properties or assets are bound;
               (v) there are no actions, suits or proceedings pending or, to the knowledge of such counsel, threatened against Licensor before any court or administrative agency, which, in the opinion of such counsel, if adversely decided, will have any material adverse effect on the business or financial condition of Licensor or which questions the validity of this Agreement. In rendering their opinion, counsel shall be allowed to rely on written representations of officers and directors of the Licensor as to factual matters without independent verification thereof.

          10.2.4. Due Diligence. Licensee shall have completed and be satisfied with its due diligence investigation of Licensor pursuant to paragraph 9.1.

11. Patent and Copyright Indemnity.

     11.1. Licensor warrants that the use of the Licensed Products by the Licensee pursuant to the terms hereof shall not constitute an infringement of any existing patent, copyright or other right. Licensor hereby agrees to defend or settle any suit, proceeding or claim brought against the Licensee based on a claim that the use of the Licensed Products or any part thereof by the Licensee constitutes an infringement of any existing patent, copyright or other right. Licensor shall pay all damages or costs awarded against or expenses, including attorneys' fees, incurred by the Licensee in such suit, proceeding or claim.

     11.2. In the event the Licensed Products or any part thereof shall be in Licensor's opinion likely to or shall become the subject of a claim for patent, copyright, or other infringement, Licensor shall, at its option and expense, procure for the Licensee the right to continue using such affected part of the Licensed Products or modify such affected part to become non-infringing. Should Licensor elect to remove or modify such infringing part of the Licensed Products, Licensor shall forthwith replace such part with a functionally equivalent non-infringing part or take other appropriate action to insure that the Licensed Products conforms to the Specifications to the Licensee's satisfaction, without cost to the Licensee.

     11.3. In the event that Licensor shall refuse or shall be unable to supply or shall be prevented from supplying the Licensed Products or any part thereof to the Licensee, or in the event that the Licensee's continued use of the Licensed Products shall be prohibited or enjoined at any time, Licensor shall promptly replace all affected parts of the

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                                                          M.J.R.

          Licensed Products with functionally equivalent non-infringing parts or shall take such other action to insure that the Licensed Products conforms to the Specifications to the Licensee's satisfaction, without cost to the Licensee.

     11.4. Licensor warrants that the Licensee shall suffer no interruption of its normal business activities or cycles as a result of any claimed infringement, any litigation referred to in Paragraph 7 hereof or any replacement of items contemplated in Paragraph 7 hereof.

12. Miscellaneous

     12.1. Expenses and Further Assurances. The parties hereto shall each bear their respective costs and expenses incurred in connection with the transactions contemplated by this Agreement. Each party hereto will use its best efforts provide any and all additional information, execute and deliver any and all documents or other written material and perform any and all acts necessary to carry out the intent of this Agreement and to comply with U.S. law.

     12.2. Survival of Representations, Warranties and Covenants. All of the representations, warranties and covenants made as of the date of this Agreement and as of Closing, shall survive the closing of this transaction.

     12.3. Successors and Assigns. All representations, warranties, covenants and agreements in this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns whether so expressed or not.

     12.4. Governing Law. This Agreement and the legal relations among the Parties hereto shall be governed by and construed in accordance with the laws of the State of California and that the State or Federal Courts of California shall be the jurisdiction in which any legal proceedings relative to this Agreement shall be brought. The foregoing notwithstanding, the Parties agree that prior to litigation, they will arbitrate any disputes relative to this Agreement through the services of the offices of the American Arbitration Association in and for San Diego, California.

          12.4.1. Attorney's Fees In any action brought to enforce the terms and conditions of this Agreement, the prevailing party shall be entitled in addition to any other remedies, its reasonable attorneys fees incurred in the prosecution or defense of the action.

     12.5. Section and Other Headings. The section and other headings herein contained are for convenience only and shall not be construed as part of this Agreement.

     12.6. Counterparts. This Agreement may be executed in any number of counterparts and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute but one and the same instrument.

     12.7. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

     12.8. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffectual to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

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                                                         M.J.R.

     12.9. Confidentiality. Each party hereto agrees with the other parties that, unless and until this Agreement has been consummated, or for a period of one (1) year from the date of this Agreement if the transaction contemplated by this Agreement is not consummated it and its representatives will hold in strict confidence all data and information obtained with respect to the other party from any representative, Officer, Director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data or information has theretofore been publicly disclosed, is a matter of public knowledge or is required by law to be publicly disclosed; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. The foregoing notwithstanding, Licensee shall be authorized to publicly announce the execution and closing of this Agreement, details thereof and a description of Licensor and the business conducted thereby.

In conclusion all of the parties agree that the following represents the accurate reconciliation by and between the parties accounts and will be brought current within 30 calendar days of signing this agreement.

   IMS owes NVID  $ ___________             IMS owes ETI  $ ___________

   NVID owes ETI  $ ___________             NVID owes IMS $ ___________

   ETI owes IMS   $ ___________             ETI owes NVID $ ___________



IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective Officers, hereunto duly authorized, as of the date first above written[*].

[*HANDWRITTEN INSERT OF"

`SUBJECT TO:

1. FINAL NEGOTIATIONS OF NON-MATERIAL ITEMS

2. SUBJECT TO LEGAL REVIEW OF FORM ONLY

3. SUBJECT TO LEGAL REVIEW OF 7.2.4.2.

4. SUBJECT TO PERFORMANCE GOAL OF 500 BARRELS PER MONTH WITHIN 36 MONTHS OR $1 MILLION WHICH EVER IS GREATER.']

NVID INTERNATIONAL, INC.


By:    /s/ DAVID J LARSON                                   Date: 03/26/00
       David J. Larson, President


By:    /s/ MICHAEL J REDDEN                                 Date: 03/26/00
       Michael J. Redden, Secretary


By:    _________________________________                    Date: _____________



INNOVATIVE MEDICAL SERVICES


By:   /s/ MICHAEL L KRALL                                  Date: 03/26/00
      Michael L. Krall, President


ETI H20, INC.


By:   /s/ GEORGE L. DUREN                                  Date: 03/26/00
      George L. Duren, as for Andrew Arata Agent

ETI/AXEN AGMT
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
Ex. 10.2 Manufacturing, Licensing and Distribution Agreement dated March 26,
2001

                  Exhibit A         Patent Summary


[NOTE TO SEC EXHIBIT 10.2 THE PATENT SUMMARY REFERENCED IN THE AGREEMENT PREAMBLE WAS NEVER PROVIDED TO THE REGISTRANT BY NVID]

Ex. 10.2 Manufacturing, Licensing and Distribution Agreement dated March 26,
2001

                  Exhibit B         Trade Secrecy Agreement


[NOTE TO SEC EXHIBIT 10.2 THE TRADE SECRECY AGREEMENT REFERENCED IN SECTION
3.6.3 OF THE AGREEMENT WAS NEVER ATTACHED BY THE PARTIES.

Ex. 10.2 Manufacturing, Licensing and Distribution Agreement dated March 26,
2001

                  Exhibit C         Excepted Markets


[NOTE TO SEC EXHIBIT 10.2 THE LIST OF EXCEPTED MARKETS REFERENCED IN SECTION 6.5 OF THE AGREEMENT WAS NEVER PROVIDED TO THE REGISTRANT BY NVID]